As filed with the Securities and Exchange Commission on February 29, 2008

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PACIFIC EDGE PUBLISHING, INC.

(Exact name of registrant as specified in its charter)

State of Washington

(State or jurisdiction of incorporation or organization)

2721

(Primary Standard Industrial Classification Code Number)

41-2223122

(I.R.S. Employer Identification No.)

16335 South Buckner Creek Road

Molino, Oregon 97042

 Telephone: 866.591.8100, Telefax: 877.571.9500

Agent for Service	With a Copy to:

William F. Doran, Sr., Atty. as Law	Ronald Mumford
1717 East Bell, #1	16335 S. Bucker Creek Road
Phoenix, Arizona 85078	Molino, Oregon 97042
Telephone: 602.971.1775	Telephone: 866.591.8100
Telefax: 602.867.7833	Telefax: 877.571.9500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.  See the definitions of “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐                                       Accelerated filer           ☐

Non-accelerated filer   ☐                                       Smaller-reporting filer  ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of securities to be Registered	Dollar Amount To Be Registered	Proposed Offering Price Per Share	Proposed Maximum Aggregate Proceeds from Offering	Amount of Registration Fee
Common Stock	$200,000	$.10	$ 200,000	$7.86

Note: Specific details relating to the fee calculation shall be furnished in notes to the table, including references to provisions of Rule 457 (&230..457 of this chapter) relied upon if the basis of the calculation is not otherwise evident from the information presented in the table.  If the filing fee is calculated pursuant to Rule 457 (o) under the Securities Act, only the title of the class of securities to be registered, the proposed maximum aggregate offering price for that class of securities and the amount of registration fee need to appear in the Calculation of Registration Fee table.  Any difference between the dollar amount of securities registered for such offerings and the dollar amount of securities sold may be carried forward on a future registration statement pursuant to Rule 429 under the Securities Act.

No exchange or over-the-counter market exists for Pacific Edge Publishing, Inc.’s (“Pacific”) shares of common stock. There is no market for Pacific shares of common stock. The offering price was arbitrarily established by management and does not reflect market value, assets or any established criteria of valuation.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such section 8(a), may determine.  THE INFORMATION CONTAINED IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION

PROSPECTUS

February 26, 2008

PACIFIC EDGE PUBLISHING, INC.

“Pacific” or the “Company”

Title of each		Proposed	Proposed
Class of Securities	Amount to	Offering Price	Aggregate
to be Registered	Be Registered	Per Share	Offering Price

Common Stock	Maximum:
	2,000,000	$0.10	$200,000
	No Minimum		No Minimum

Pacific may not sell these securities until the registration statement filed with the Securities and Exchange Commission (“SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

•

This is a self-underwritten “best efforts” no minimum offering, which is not underwritten by a registered broker/dealer, of 2,000,000 shares Pacific’s Common stock, at an offering price of $0.10 per share of common stock.

•

Pacific’s President will be the only officer and director selling these shares of common stock, pursuant to Rule 3(a)4-1.  Pacific will receive all of the proceeds from the sale of up to 2,000,000 shares. There is no selling commission associated with the sale of these shares of common stock. See “Plan of Distribution”, page 25.

•

All funds derived from this Offering will be deposited into the general account held by Pacific under control of the President, Mr. Ronald Mumford. All funds received from the sale of the shares of our common stock will be available to Pacific for its use in its sole discretion in developing its business.

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In the event that the 2,000,000 shares of common stock have not been sold by the Termination Date of February 28, 2009, then any unsold shares of common stock will not be available for sale.  The termination date will not be extended.

•

An investor is not limited to a minimum or maximum amount of shares of common stock to be purchased, pending availability.

•

There is currently no market for Pacific shares of common stock. Pacific intends to apply through a registered broker/dealer to list its shares on the OTC Bulletin Board or a regional stock exchange under a symbol to be assigned by the National Association of Securities Dealers, however there is no assurance that Pacific will be assigned a symbol.

•

If we are successful in having our shares of common stock quoted by the NASD on the Over the Counter Bulletin Board (“OTCBB”), sales may be at market prices or negotiated prices. Pacific has not applied for quotation on the OTCBB.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus.  Any representation to the contrary is a criminal offense.  An investor should only rely on the information contained in this document.  Pacific has not authorized anyone to provide any investor that is different.  This document may only be used where it is legal to sell these securities.  THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK.  SEE “RISK FACTORS” BEGINNING ON PAGE 7.

TABLE OF CONTENTS

Part I – Information Required in Prospectus

Summary Information, Risk Factors, and Ratio of Earnings to Fixed Charges	5

Use of Proceeds	21

Determination of Offering Price	25

Dilution	25

Selling Security Holders	26

Plan of Distribution	26

Description of Securities to be Registered	30

Interests of Named Experts and Counsel	32

Information with Respect to the Registrant	32

a. Description of Business	32

b. Description of Property	36

c. Legal Proceedings	36

d. Where Common Equity Securities are Being Offered	36

e. Financial Statements	38

f. Selected Financial Data	39

g. Supplementary Financial Information	39

h. Management’s Discussion and Analysis of Financial Condition and Results of Operations	39

i. Changes in and Disagreements with Accountants and Financial Disclosure	41

j. Quantitative and Qualitative Disclosures About Market Risk	41

k. Officers and Directors	41

l. Executive Compensation	44

m. Security Ownership of Certain Beneficial Owners and Management	45

n. Transactions with Related Persons, Promoters and Certain Control Persons	46

Material Changes	46

Incorporation of Certain Information by Reference	46

Disclosure of Commission Position on Indemnification for Securities Act Liabilities	47

Part II – Information Not Required in Prospectus

Other Expenses of Issuance and Distribution	II-1

Indemnification of Directors and Officers	II-1

Recent Sales of Unregistered Securities	II-2

Exhibits and Financial Statement Schedules	II-3

Undertakings	II-3

PART I – INFORMATION REQUIRED IN PROSPECTUS

Item 3.

 Summary Information and Risk Factors and Ratio of Earning to Fixed Charges.

Please note that throughout this prospectus, the words “we”, “our” or “us” refers to Pacific Edge Publishing, Inc. (“Pacific”).

The following summary is a shortened version of more detailed information, exhibits and financial statements appearing elsewhere in this prospectus. Prospective investors are urged to read this prospectus in its entirety.

Pacific Edge Publishing, Inc. is a State of Washington corporation, organized in December 2006, and is in the business of the development and management of certain publications that are specific to designated industries and periodicals for certain markets including that of established and new energy efficient products and systems and other select designated markets.  Pacific chose the State of Washington for incorporation as the Company believes that the majority of its business will be conducted in the United States of America and in the environmentally friendly Pacific Northwest. The Company’s growth strategy is to acquire, manage, fund and develop a chain of themed periodicals and targeted publications in the North American market.

In the designated publishing industry, we are a “start up” company. This means that we are involved in the investigation of targeted industries that that we believe may have the potential for a successful publication and distribution. No commercially exploitable projects have been identified to date and we cannot assure investors that any such locations will be found.

We have no revenues, have achieved losses since inception, have no operations, have been issued a “going concern” opinion by our auditors and rely upon the sale of our securities to fund operations.

There is no ratio of earnings to fixed income or projected ration of earning to fixed income as the Corporation has no income as of this date.

Name, Address, and Telephone Number of Registrant

Pacific Edge Publishing, Inc.

16335 S. Buckner Creek Road

Molino, Oregon 97042

Telephone: 866.591.8100, Telefax 877.571.9500

Web Address: RMumford@Pacificedgepublishing.com

The Offering

Price per share offered	$0.10
Common stock currently outstanding	8,550,000 shares
Common stock offered by the company (minimum)	nil shares
Common Stock offered by the company (maximum)	2,000,000 shares
Common stock to be outstanding after the offering	10,550,000 shares (assuming all shares are sold)

Initially, 5,000,000 shares of common stock were issued to Pacific Edge Publishing, Ltd., a British Columbia corporation, on January 15, 2007 for the business model of the designated market publishing company.  Ronald Mumford, the Company’s President and Director owns 100% of the shares of Pacific Edge Publishing, Ltd. These 5,000,000 shares of common stock were valued at the Issuer’s par value of $0.001 and reflected as $5,000 on the Issuer’s financial statements.  Additionally on January 15, 2007, there were 250,000 shares of common stock issued in exchange for officer and director services for the Issuer’s President, Ronald Mumford, and 100,000 shares of common stock issued in exchange for officer and director’s services for the Issuer’s Secretary and Director, Jamie Horner, calculated at the Issuer’s par value of $0.001.  The Issuer then sold 3,200,000 shares of common stock for the cash consideration of $0.025 (2-1/2 cents) from January 1, 2007 to December 31, 2007.  Pacific currently intends to offer 2,000,000 shares of its common stock for sale to the public at $0.10 per share. This offering is being registered pursuant to this prospectus.

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of Pacific if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

The offering will conclude when all of the 2,000,000 shares of our common stock have been sold, the shares of common stock no longer need to be registered to be sold or twelve months from the date of this prospectus. The benefit of any amount of shares sold, up to the 2,000,000 share maximum, will accrue to Pacific.

Summary Financial Information

Balance sheets

December 31, 2007

AUDITED
Cash	$313.00
Total Assets	$313.00

Total Liabilities	$0.00
Total Stockholders’ Equity (Deficiency)	$313.00

Statement of Loss and Deficit Accumulated during the Development Stage

From inception December 12, 2006 to December 31, 2007:

Year ended
December 31, 2007

Operating Expenses	$93,437
Net Loss	$93,437

Risk Factors

Risk factors affecting operating results:

Any investment in our shares of common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our shares of common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. You may lose all or part of your investment in this offering. The trading price of our shares of common stock could decline due to any of these risks, and you may lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and else where in this prospectus. We caution you to review the cautionary statements set forth in this prospectus.

We are a  “development stage” company, have no revenues, an accumulated deficit and may have continued losses for the foreseeable future.

Pacific is in the development stage and, to date, has not earned any revenues from operations since its inception on December 12, 2006.  Pacific has continued to incur losses of $93,437 since inception to December 31, 2007.  Pacific’s principal activities have been organizational and developmental in nature. As of December 31, 2007, the Company had a net loss of $93,437. for the twelve month period from January 1, 2007 to December 31, 2007.   Pacific has generated no revenues from operations, has incurred expenses and has sustained losses.  In addition, Pacific expects to continue to incur operating expenses.  As a result, Pacific will need to generate significant revenues to achieve profitability, which may not occur.  Pacific expects its operating expenses to increase significantly as a result of the further implementation of Pacific’s business plan. Pacific has not yet completed developing its website. Pacific’s business may never generate sufficient revenues to meet its expenses or achieve profitability. Even if the Company does achieve profitability, the Company may be unable to sustain or increase profitability on a quarterly or annual basis in the future. It is possible that the Company will never achieve profitability or continue as an operating business.

Because we have only recently commenced business operations, we face a high risk of business failure and this could result in a total loss of your investment.

We have not commenced management of any publications or initiated any specialty publications and have no way to evaluate the prospects of our being able to operate our business successfully. We were incorporated on December 12, 2006 and subsequent to our organizational activities, we have attempted from time to time, to identify and obtain business opportunities. We have not earned any revenues and we never achieved profitability. If you are considering being an investor you should be aware of the difficulties normally encountered by start up management companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the development of the venues that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to acquisition of locations and additional costs and expenses that may exceed current estimates for development of a venue. We have no history upon which to base any assumption as to the likelihood that our business will prove successful, and we can provide no assurance to investors that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will likely fail and you will lose your entire investment in this offering.  Our current operating funds are less than necessary to complete the development of our business, and therefore we will need to obtain additional financing in order to complete our business plan. As of December 31, 2007, we had cash on hand of  $313.  Our business plan calls for expenses in connection with the development of the business concept. Milestone one is estimated to cost approximately $100,000. The Company has raised $80,000, which it has spent in organizational costs, the implementation of its initial business plan and the creation of this Form S-1 Registration Statement.  The Company is proposing to raise $200,000 to further implement its business plan pursuant to this offering. We may require additional financing in order to complete milestone two activities. The costs of this offering, estimated to be $23,000 are included in the estimated costs of Milestone one.

If we cannot raise funds for the development of the business, we must enter into a joint venture with another party, sell our concepts completely or lose any interest in the concepts. In the event of any of the above you could lose all or part of your investment in this offering.

Because our executive officers have only experience in a similar corporation, and do not have formal training specific to the technicalities of the publishing operations, there is a higher risk our business will fail.

Ronald Mumford, our President, Chief Executive Officer and a Pacific Director, has 17 years of experience as an officer or director of a designated market publishing company and he does not have formal training in such management.  This publishing company owns and operates two quarterly publications, (1) Canadian Teachers Magazine and (2) Wave Length.   As a result of this relative inexperience, there is a higher risk of our being unable to complete our business plan. In addition, we will have to rely on the technical services of other qualified operational personnel in order for us to carry out our planned program. If we are unable to contract for the services of such individuals, it will make it difficult and maybe impossible to pursue our business plan. There is thus a higher risk that our operations, earnings and ultimate financial success could suffer irreparable harm and our business will likely fail and you will lose your entire investment in this offering.

Our offering is being conducted on a “self underwriting” basis and we may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering

Our President and Director, Mr. Ronald Mumford is selling this offering on a “self underwriting” basis. This means that no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and may be undercapitalized. We may be unable to obtain sufficient funds to become a viable company and you may lose your entire investment in this offering.

We currently anticipate that the maximum proceeds from the offering ($200,000), together with available funds, will be sufficient to meet our anticipated needs for at least the next 12 months; reduced proceeds will be sufficient to effect our plan on a more limited basis with certain adjustments. The shares of common stock being sold by the Company under the direction of the Company President, Mr. Ronald Mumford, in a self-underwritten public offering of 2,000,000 shares of common stock on a best efforts basis with no minimum.  No individual or firm is committed to purchase or take any of the shares of common stock.  There is no assurance that any portion of the shares of common stock will be sold. If no shares of common stock are sold under this offering we will not be able to meet our working capital needs for the next twelve months Any funds from the offering will become immediately available to the Company. This means your investment will not be returned.  Although we have estimated that reduced proceeds together with available funds will not be sufficient to implement our business plan, we may not have estimated correctly and may need to make other adjustments to our proposed use of proceeds and our business plan. Even assuming maximum proceeds, if we do not succeed in seeing revenues from operations in the next twelve months, we may require additional funding which may not be available when needed.  If we are able to raise additional funds and we do so by issuing equity securities, you may experience significant dilution of your ownership interest and holders of these securities may have rights senior to those of the holders of our common stock.  If we obtain additional financing by issuing debt securities, the terms of these securities could limit our flexibility in making business decisions.  Failure to achieve maximum proceeds in this offering and/or the need for additional future financing could reduce the value of your investment. You should read the discussions under "Use of Proceeds" and "Management’s Discussion and Analysis or Plan of Operation” to further evaluate the risks associated with insufficient funding.

Our auditor’s report has a “going concern” qualification.

The Company’s independent auditor’s report on the Company’s financial statements includes an explanatory paragraph in that states: “The Company does not have sufficient working capital for its planned activity and to service its debt which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 6 to the financial statements, Pacific Industries, Inc. is engaged in new operations and the ability to continue to exist as a going concern relies on the company’s ability to obtain adequate financing and to generate sufficient sales.”

We are solely dependent upon this offering to commence meaningful business operations.

Pacific is solely dependent upon obtaining a minimum of 50% of the proceeds ($100,000) from this offering to commence any meaningful business operations.  The Company must have sufficient working capital to be able to commence and sustain its business operations for the first 12 months. It is highly unlikely that the Company will be able to continue any meaningful business operations unless the Company is successful in financing of operations by way of the minimum sale of 50% of the shares of common stock in this offering.

We may incur problems in the designed publication and distribution business which could result in lack of product sales, business delays and the future economic viability of the Company.

Potential investors should be aware of the problems, delays, expenses, difficulties, and risks encountered by a development stage publishing company, particularly in a rapidly changing industry, dependent on economic conditions, social trends, availability of qualified subject story and advertising sources and other factors that are beyond the control of the Company.  These risks are the anticipated and unanticipated problems relating to the publication and distribution of designated industry publications.

All or some of these risks are inherent in the segmented publishing and distribution business and could result in the lack of sales and the overall potential success of Pacific’s business plan and business operations.

We may encounter overall marketing resistance for our publications or product components in the publishing industry which could result in lack of product sales and business losses for the Company.

Pacific may encounter resistance in the developing and marketing of Pacific’s proposed environmental publications, The environmental publication industry is relatively new and is presently confined mainly to organized groups and non-profit corporations which are well established and have a build in following of readers. Pacific could experience a lack of sales to targeted markets and distributors if those entities are unable to successfully sell Pacific’s publications. Pacific may also fail to develop an acceptable level of product sales to the targeted markets and to distributors.

We in the early stages of publication market development with fragmented industry infrastructure which could result in a lack of product sales and have a material adverse affect on the overall business operations.

The general publication industry is well established with several dominant leaders, however the segmented publication market for designated industries is relative new and has a few dominant publishes, mainly those by non-profit organizations, such as the AARP, Sierra Club and other organizations and charities. Potential sales of the Pacific’s publications, is at an early stage of development, is evolving rapidly, and is characterized by an increasing number of market entrants who have introduced, or are developing similar or competing products.  As is typical of a new and rapidly evolving industry, the demand and market acceptance for recently introduced designed industry publications is subject to a certain level of consumer trends which are reflected in the market acceptance of the publication.

We are subject to rapid and significant changes in the general designed publishing industry and we may not have the resources to adapt to such changes.

The publishing industry is subject to rapid and significant changes due to economic and social trends.  Pacific may not be able to adjust to such changes in a timely manner or at all which would adversely affect the overall potential sale of the Company.  Such rapid change may, in a very short period of time, impose additional, unforeseen costs to Pacific in that Pacific may be required to modify its product line to adapt to such changes.  Pacific may not be able to successfully modify its products for the sales of designated industry publications.

We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant and could adversely materially affect the business and future operations.

Results of Pacific’s operations will depend upon certain industries being accessible to the Pacific’s management, some of which are beyond Pacific’s control, including market acceptance of the Pacific’s publications and related advertisers for services, new products, etc.  Therefore, Pacific may have significant fluctuations in revenue from quarter to quarter based on several factors which could adversely materially affect the business and future operations.

We are materially dependent upon our key personnel and the loss of such key personnel could result in business delays in the further implementation of our business plan or could result in business failure.

Pacific depends specifically upon the continued involvement of Mr. Ronald Mumford, the Company’s President, Chief Executive Officer and Board Chairman and Jamie Horner, the Company’s Secretary and Director.  As Pacific is a “start-up” or development stage company, the further implementation of the Company’s business plan is dependent on the entrepreneurial skills and direction of management.  The position of the President and Secretary of Pacific is to guide and direct the activity and vision of the Company. This direction requires an awareness of the market, the competition, current and future markets and technologies that would allow the Company to continue its operations. The loss or lack of availability of these individuals would significantly and materially adversely affect Pacific’s business and operations.  Pacific does not carry “key person” life insurance for either of these officers and directors and Pacific would be adversely affected by the loss of either of these two key employees.  Presently there are no employment agreements with either Mr.  Ronald Mumford or Mr. Jamie Horner.

We must achieve a minimum of 50% of the proceeds from this offering for key personnel to be able to devote adequate and attention to the further implementation of the Company’s business plan.

In the event that Pacific does not achieve a minimum of 50% of the proceeds of this offering, resulting in the infusion of $100,000, the President and Secretary will not be able to devote adequate time to the Company’s business and operations.  If the sale of 1,000,000 shares of common stock at $0.10 per share of common stock is received and accepted by the Company, then the President will be able to devote approximately 10 hours per week on the Company’s business and operations and the Secretary will be able to devote approximately 8 hours per week on the Company’s business and operations.  There also exists potential conflicts of interest including, among other things, time, effort and corporate opportunity involved with participation in other business entities.  We have no agreements with our officers and directors as to how they will allocate either their time to us nor how they will handle corporate opportunities.  At this time, none or our officers and directors are involved with a business which would benefit from the same type of corporate opportunity as Pacific, except Pacific’s President and Director, Ronald Mumford who operates a similar publishing business which provides two quarterly publications for the Canadian marketplace.

We may not be able to identify any commercially exploitable industries, suitable to our publishing format.

Although management believes we can identify and obtain suitable designated industries that are in need of industry publications, we may not be able to enter into any particular industry within a reasonable amount of time.  Other groups and interested parties are also pursuing similar opportunities.   By the time we have received appropriate financing the favorable designated industries, we may not be available or, if available, not at a price favorable to our business plan.  We may not be able to compete successfully or achieve profits

Our competition is medium to large sized companies which may be able to use their financial strength to dominate the market which would materially adversely affect the Company’s ability to compete effectively .

The market for all publications is highly competitive and rapidly evolving, resulting in a dynamic competitive environment with several dominant national and multi-national leaders.  Pacific will have to compete with companies that have substantially greater financial, marketing, technical and human resources capabilities. In addition, new companies may enter the market with new publications and services that may be competitive with publications and services offered or to be offered by Pacific.  Because there are potential entrants to the general and segmented publishing industry, it is extremely difficult to assess which companies are likely to offer competitive publications, products and services in the future, and in some cases it is difficult to discern whether an existing product is competitive with Pacific’s proposed publications. Competitive factors in the general and segmented publishing industry include product quality, marketing and distribution resources, customer service and support and price of product.   Pacific expects competition to persist and intensify in the future.

Most of Pacific’s competitors are much larger companies than Pacific, which are very well capitalized and can utilize their strong market share for further growth that may impede the Company’s ability to generate enough sales to cover the costs of marketing the product.  Several of the Company’s competitors have longer operating histories, greater name recognition, larger client bases and significantly greater financial, technical and marketing resources than Pacific. Such competitors may be able to undertake more extensive marketing campaigns, adopt more aggressive pricing policies and make more attractive offers to potential clients. In addition, many of Pacific’s current or potential competitors have broad distribution channels that may be used to distribute competing publications directly to end-users or purchasers.  It is possible that Pacific will not be able to compete effectively with current or future competitors resulting in a loss of business or entire business failure.

We are subject to development delays in the business operations which would adversely affect the viability of the business.

Pacific has not sold any existing publications in the designated industries that Pacific will be targeting.  Due to our lack of financial resources and personnel, we could encounter several delays in getting the publications to market.  Such delays would result in lost contracts and adverse public relations in the publishing industry.

We may need additional personnel that could cause delays in the further implementation of the Company’s business plan.

The ability to further implement the Pacific’s business plan, of which the essential elements are research and development and sales and marketing activities, will depend upon Pacific’s ability to hire and retain senior and middle level, highly-skilled individuals.  Such individuals must be experienced in the operation of certain aspects of Pacific’s business. The additional personnel required will include research and publishing system specialists, accounting and business development experts and a sales and marketing team.  Competition for such personnel is intense and it is possible that Pacific will not be successful in attracting and retaining qualified personnel.  Pacific’s potential failure to attract and retain such additional personnel would slow down the further implementation of the Company’s business plan and strategies that Pacific intends to develop.

We may not be able to manage growth which could result in delays in business operations.

In the event that there is acceptance for the publications by individual purchasers and distributors, management of Pacific anticipates that it will potentially be required to expand its operations to address such market demand. In addition, Pacific anticipates hiring a sales and marketing person following the completion of the Company receiving and accepting a minimum of 50% of the proceeds of this offering. It is possible that such minimal expansion will not be successfully completed, that such expansion will not enable Pacific to generate sufficient revenues, or that Pacific will not be able to compete successfully against the significantly more extensive and well-funded sales and marketing operations of Pacific’s existing and potential competitors. Pacific’s potential growth and the integration of operations are expected to place a significant strain on Pacific’s managerial, operational and financial resources. The inability of Pacific to promptly address and respond to these circumstances could have a material adverse effect on Pacific’s overall business.

We may enter into potential business combinations that could be difficult to integrate and may disrupt business operations.

Pacific’s management believes that the business plan is ideal and conducive to business combinations such as joint venture partnerships and other potential business combinations in the several industries.  Pacific may also seek foreign entities for the distribution of the product in the Far East and other specific locations outside of North America. There may be business combinations with manufacturers and distributors.  Pacific may wish to acquire certain manufacturers and/or distributors pursuant to the potential business growth of Pacific.

In the event of an acquisition, any business combination may be difficult to integrate into Pacific’s day to day operations.  If Pacific does enter into a business combination, it is possible that the key personnel of such business will not want to integrate with Pacific’s management and/or business operations.

We will require additional capital to further finance our business plan and such financing may be unavailable or too costly and could reduce the current stockholders ownership.

Pacific’s ability to sustain a presence in the segmented publishing industry, is dependent upon the Company’s ability to secure financing and allocate sufficient funds required to support the Company’s publishing and marketing activity.  Additional financing may not be available on favorable terms or even at all. If the Company raises additional funds by selling shares of common or preferred stock, the percentage ownership of the Company’s then current stockholders will be reduced. If the Company cannot raise adequate funds to satisfy its capital requirements, the Company may have to limit its operations significantly.  The Company’s ability to raise additional funds may diminish if the public equity markets become less supportive of the publishing industry.

Risks Related to Offering:

If we only receive a minimal amount from the offering, will not be able to further implement its business plan in any meaningful way.

Should Pacific only receive the minimum proceeds from this offering, Pacific would only be able to pay the offering costs of $23,000, apply for a listing through a registered broker/dealer on the OTC Bulletin Board and have the balance for general corporate expense.  Pacific could not further implement its business plan and commence operations in a meaningful way.  If Pacific receives 50% of the offering, that will be sufficient to operate the Company for the first twelve months of operation.

We do not have a minimum amount on the offering and all funds received and accepted by Pacific will be deposited to the general company account to be used for the development of the Company’s business plan, which could result in a total loss to the investor.

There is no minimum amount of shares to be sold through this offering so any amount paid for shares of common stock may not be sufficient to implement the Company’s business plan in any meaningful way which would result in a total loss to the investor.

Our management currently owns 62.57% of the shares of common stock and their interest could conflict with the investors which could cause the investor to lose all or part of the investment.

Pacific’s directors and executive officers beneficially own 5,350,000 shares out of the 8,550,000 (62.57%) of the shares of Pacific’s outstanding common stock. In the event that all of the 2,000,000 shares of common stock are sold through this offering, Pacific’s officers and directors would then own 5,350,000 out of the 10,550,000 shares (50.71%) of the then Pacific total issued and outstanding shares of common stock.  As a result, the directors and executive officers collectively are able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Such concentration of ownership may also have the effect of delaying or preventing a change in control, which may be to the benefit of the directors and executive officers but not in the interest of the shareholders.  This beneficial ownership and potential effective control on all matters relating to the business and operations of the Company could eliminate the possibility of shareholders changing the management in the event that the shareholders did not agree with the conduct of the officers and directors.  Additionally, the shareholders would potentially not be able to obtain the necessary shareholder vote to affect any change in the course of business of the Company.  This lack of shareholder control could cause the investor to lose all or part of the investment.

Our offering of the shares of common stock will cause immediate substantial dilution to the current shareholders.

Upon completion of this offering, purchasers of the shares of common stock offered hereby will experience immediate and substantial dilution of the net tangible book value of their investment in the Company as additional shares offered are sold.  For example, if an investor purchases shares in the beginning of the sale of the shares of common stock he or she will own a greater percentage of the issued and outstanding shares of common stock in the Company than when more investors purchase shares of common stock.  As more shares of common stock are purchased that dilution is increased as there are then more shares of common stock issued and outstanding.  See “Dilution Table” on page 25.

We have the ability to issue preferred stock which could adversely materially affect the rights of the common shareholder.

Pacific’s Board of Directors has the ability to potentially issue up to 10,000,000 shares of preferred stock, with a par value of $0.001, in one or more series and to determine the number of shares in each series, as well as the designations, preferences, rights and qualifications or restrictions of those shares without any further vote or action by the stockholders. The rights of the holders of common stock will be subject to, and may be adversely affected by, the rights of the holders of any shares of preferred stock that may be issued in the future. The issuance of shares of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of Pacific.  The issuance of shares of preferred stock could carry a conversion value to convert to a substantial amount of shares of common stock that could substantially dilute the investors share position in the Company.

We expect to issue additional shares of common stock and these future sales of shares of common stock by the Company’s existing stockholders could adversely affect the Company’s stock price and dilution of an investor’s stock position. Our issuance of additional shares may have the effect of diluting the interest of shareholders; our common stock shareholders do not have preemptive rights

Any additional issuances of common stock by us from our authorized but unissued shares may have the effect of diluting the percentage interest of existing shareholders. Out of our 250,000,000 authorized common shares, 241,450,000 shares of common stock, which represents or approximately 96.58% of the Company authorized common share capital, remains unissued.  When, as and if all of the 2,000,000 shares of common stock offered in this Prospectus are sold, then there will be 239,450,000 shares of common stock, which represents 95.78% remains unissued. All 10,000,000 of our authorized preferred shares remain unissued. The Board of Directors has the power to issue such shares without shareholder approval. We fully intend to issue additional shares of common stock or preferred shares which may granted rights and preferences that are greater than those of the shares of common stock being offered pursuant to this prospectus in order to raise capital to fund our business operations and to meet our growth objectives.

Investors purchasing shares of common stock in this offering will incur immediate and substantial dilution in their investments. The initial public offering price per share of common stock will exceed our net tangible book value per share of common stock. See "Dilution" Part I, Item 6, for a calculation of the extent to which your investment will be diluted. The offering price of $0.10 per share of common stock is substantially higher than the net tangible book value per share of our outstanding common stock. As a result, investors purchasing shares of common stock in this offering will incur immediate dilution to $0.08102 per share if the maximum offering is completed. This dilution is due to earlier investors in our company having paid substantially less than the offering price when they purchased their shares. In addition, the most likely source of future financing presently available to us is through the sale of shares of our common stock. Any sale of shares will result in dilution to investors participating in this offering and to existing shareholders, which may result in a decrease in the price of our shares of common stock and the loss of part or all of your investment in this offering.

If we need additional capital to fund initial losses or for business expansion it may not be available to us; accordingly, an inability to raise additional funds would limit growth opportunities and may result in our inability to continue in business.

Our current budget contemplates that the anticipated proceeds from the offering will provide working capital of $200,000 will be sufficient to meet our anticipated needs for at least the next 12 months. Because we expect to generate losses for the first several months after start up of our first project, income from our operations may not be sufficient to meet our needs after that period. Nor do we anticipate that revenues from operations, if any, would be sufficient to promote any expansion of additional projects or development contracts. We may seek to raise additional funds in the future in order to fund any growth, more aggressive marketing programs or the acquisition of complementary businesses.  In addition, if we have not estimated our current funding needs accurately, we may be required to solicit additional funds. Obtaining additional financing will be subject to a number of factors including:

- market and economic conditions;

- our financial condition and operating performance;

- investors desires.

These factors may make the timing, amount, terms and conditions of additional financing unattractive for us.  Also, if we obtain additional financing, your interest could be further diluted. Please see "Dilution" Part I, Item 6.

As of the date of the filing, Pacific has 8,550,000 issued and outstanding shares of common stock. Pacific is offering a maximum of 2,000,000 shares of common stock.     Even if Pacific received the maximum proceeds from the sale of the 2,000,000 shares of common stock, the Company may need to raise additional capital, which may result in the issuance of additional shares of common stock, or debt instruments.  Shares of common stock may be issued under an available exemption, a latter registration statement, or both. When, as and if additional shares of common stock are issued, it may cause dilution in the value of shares purchased in this offering and may cause the price of the Company’s shares of common stock to drop.  These factors could also make it more difficult to raise funds through future offerings of the Pacific’s shares of common stock.

The remaining shares of common stock, which are not being registered hereby, are "restricted securities" as defined under Rule 144 or 144(k), a substantial amount of which are available for sale in the public market, subject to the provisions of Rule 144 under the Securities Act. See “Holders of our Common Stock”, page 37.  Sales of substantial amounts of shares of common stock in the public market, or the perception that such sales will occur, could have a material negative effect on the potential market price of the Company’s shares of common stock. This potential problem would be exacerbated if the Company further issues restricted shares of common stock in exchange for equipment and services, which would cause further dilution. The issuance of restricted shares of common stock is determined solely by Pacific’s Board of Directors and does not need shareholder approval. The potential issuance of additional shares of common stock could adversely affect the price of the Company’s shares of common stock and cause further dilution of the investor’s stock position.

Our directors have limited liability and therefore cannot be held liable for monetary damages.

Under the laws of the State of Washington and Pacific’s Articles of Incorporation and Bylaws, the directors cannot be held liable to the Company or to the stockholders for monetary damages for breach of fiduciary duties except under certain circumstances.  These circumstances would include any unlawful acts under the laws of the State of Washington or unlawful or fraudulent acts conducted in the normal course of business.  In the event that the officers and directors have committed any unlawful securities violations then the officers and directors are subject to civil and/or criminal enforcement.

We may not be able to list or maintain a trading market for its shares of common stock which could materially adversely affect the shareholders.

The trading in the Pacific’s shares of common stock is dependent upon the sponsorship of a license NASD broker/dealer and submission and acceptance by the NASD and a listing on the OTC Bulletin Board, operated by the NASD.  Said trading is dependent upon Pacific continuing to be able to comply with Rule 6530 of the NASD, which requires us to file reports as set forth in the Securities Exchange Act of 1934.  Because the Company may not be able to obtain or maintain a listing on the OTC Bulletin Board, the Company’s shares of common stock may be difficult or impossible to sell.

Our shares of common stock are a "penny stock," and compliance with requirements for dealing in “penny stocks” may make it difficult for holders of the Company’s shares of common stock to resell their shares of common stock.

Currently there is no public market for Pacific’s shares of common stock.  If the shares of common stock are listed in the public market in what is known as the over-the-counter market and at least for the foreseeable future, the Company’s shares of common stock if traded, will be deemed to be a "penny stock" as that term is defined in Rule 3a51-1 under the Securities Exchange Act of 1934.  Rule 15g-2 under the Exchange Act requires broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain from these inventors a manually signed and dated written acknowledgement of receipt of the document before effecting a transaction in a penny stock for the investor's account. Compliance with these requirements may make it more difficult for holders of the Company’s shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company’s shares of common stock.

“Penny stocks” are stocks with a price of less than $5.00 per share unless traded on NASDAQ or a national securities exchange;

Penny stocks are also stocks that are issued by companies with: net tangible assets of less than $2.0 million (if the issuer has been in continuous operation for at least three years); or $5.0 million (if in continuous operation for less than three years); or average revenue of less than $6.0 million for the last three years.

Our shareholders may find it more difficult to sell their shares of common stock because the Company is not, and may never be, eligible for NASDAQ or any National Stock Exchange.

Pacific is not presently, and it is likely that for the foreseeable future the Company will not be, eligible for inclusion in NASDAQ or for listing on any United States national stock exchange. To be eligible to be included in NASDAQ, a company is required to have not less than $4,000,000 in net tangible assets, a public float with a market value of not less than $5,000,000, and a minimum bid of price of $4.00 per share. At the present time, management of the Company is unable to state when, if ever, the Company will meet the NASDAQ application standards. Unless the Company is able to increase its net worth and market valuation substantially, either through the accumulation of surplus out of earned income or successful capital raising financing activities, the Company will never be able to meet the eligibility requirements of NASDAQ. As a result, it will be more difficult for holders of the Company’s shares of common stock to resell their shares to third parties or otherwise, which could have a material adverse effect on the liquidity and market price of the Company’s shares of common stock

Forward-Looking Statements

This prospectus includes forward-looking statements that involve risks and uncertainties. These forward-looking statements include statements under the captions “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis or Plan of Operation,” “Business” and elsewhere in this prospectus. You should not rely on these forward-looking statements which apply only as of the date of this prospectus. These statements refer to our future plans, objectives, expectations and intentions. We use words such as “believe,” “anticipate,” “expect,” “intend,” “estimate” and similar expressions to identify forward-looking statements. This prospectus also contains forward-looking statements attributed to third parties relating to their estimates regarding the growth of certain markets. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this prospectus. Our actual results could differ materially from those discussed in these forward-looking statements. Factors that could contribute to these differences include those discussed in the preceding pages and elsewhere in this prospectus.

Risks associated with forward-looking statements.

This prospectus contains certain forward-looking statements regarding management’s plans and objectives for future operations, including plans and objectives relating to our planned marketing efforts and future economic performance. Among the factors that could cause actual results to differ materially from those expected are the following: business conditions and general economic conditions; competitive factors, such as pricing and marketing efforts; and the pace and success of product research and development.  These and other factors may cause expectations to differ.

Item 4.

 Use of Proceeds

The following table indicates the use of proceeds based on the percentage of the financing that is successfully sold.

Analysis of Financing Scenarios	Table 1 100% of Offering Sold	Table 2 75% of Offering Sold	Table 3 50% of Offering Sold	Table 4 25% of Offering Sold
Gross Proceeds	$200,000	$150,000	$100,000	$50,000
Less: Expenses of Offering
Legal Fees	12,000	12,000	12,000	12,000
Accounting	7,000	7,000	7,000	7,000
Electronic Filing & Printing	4,000	4,000	4,000	4,000

Net Proceeds	177,000	127,000	77,000	38,500

Use of Net Proceeds
One year’s Working Capital	177,000	127,000	77,000	38,500
Legal	4,500	4,500	4,500	4,500
Accounting	7,000	7,000	7,000	7,000
Transfer Fees	1,200	1,200	1,200	1,200
Office Expenses	12,000	12,000	12,000	12,000
Project evaluation	100,000	80,000	50,000	12,000
General Working Capital	52,300	22,300	2,300	1,800

Total Use of Net Proceeds	$177,000	$127,000	$77,000	$38,500

Table 1

Under Table 1, 100% or 2,000,000 of the shares being offered (maximum offering) will be sold for gross proceeds of $200,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more hospitality projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $52,300 and is allocated to general working capital.

The sum of $100,000 has been preliminarily designated for the advancement of the energy and environmental publication development program. Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. One or more successful acquisitions or projects will require us to raise additional funds to cover the costs of acquiring the projects, any financing costs to raise the additional funds as well as the general and administrative costs to administer the specialty industry publishing project(s). At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial publishing project, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the program, we should have adequate capital to acquire one or more interesting publishing prospects.

Table 2

Under Table 2, 75% or 1,500,000 of the shares being offered will be sold for gross proceeds of $150,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more publishing projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $22,300 and is allocated to general working capital.

The sum of $80,000 has been preliminarily designated for the advancement of the energy and environmental publication development program. Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. As available funds are reduced, the project evaluations would become correspondingly restrictive. One or more successful publishing projects will require us to raise additional funds to cover the costs of acquiring the projects, any financing costs to raise the additional funds as well as the general and administrative costs to implement the publishing project(s). At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial energy and environmental publication development project, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the program, we should have adequate capital to develop one or more interesting publishing prospects.

Table 3

Under Table 3, 50% or 1,000,000 of the shares being offered will be sold for gross proceeds of $100,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for developing one or more publication development projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $2,300 and is allocated to general working capital.

The sum of $50,000 has been preliminarily designated for the advancement of the specialized publishing project(s). Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. As available funds are reduced, the project evaluations would become correspondingly restrictive. One or more successful acquisitions or projects will require us to raise additional funds to cover the costs of developing  the publishing projects, any financing costs to raise the additional funds as well as the general and administrative costs to administer the publishing project(s). At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds.  If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial specialized industry publication project, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with Pacific’s initial publishing program, we should have adequate capital to acquire one or more interesting publishing projects.

Pacific will look to its target project to provide any shortfall of funds over the next six months in order to cover any offering costs that exceed our available capital.  This will enable us to proceed with this offering. These funds will be advanced to pay for the estimated offering costs of approximately $23,000. The funds advanced, as needed, would bear interest at commercial bank prime rates and would share in potential profits generated by a successful project but would have no terms of repayment other than that any accumulated investment in a project would be repaid out of the future profits of that project. No commercially exploitable publications have been developed to date and we cannot assure investors that any such development will be implemented.

To date no loans have been advanced or committed to Pacific.

Table 4

Under Table 4, 25% or 500,000 of the shares being offered are sold for gross proceeds of $50,000. The offering should provide adequate capital to fund the costs of the offering, provide funds for acquiring one or more initial publishing projects and fund the costs of our operations over the next twelve months. The excess of proceeds above these costs is $1,800and is allocated to general working capital.

The sum of $12,000 has been preliminarily designated for the advancement of the initial energy and environmental industries publishing project. Project evaluation expenses would be limited to the funds available pursuant to the Company’s budget in its business plan. As available funds are reduced, the project evaluations would become correspondingly restrictive. One or more successful publishing projects will require us to raise additional funds to cover the costs of further developing and implementing the projects, any financing costs to raise the additional funds as well as the general and administrative costs to administer the publishing project. At this time, there are no plans to raise any additional funds in the future and there are no assurances that we will be able to raise any additional funds. If we need additional funds and are unable to raise them we will have to suspend or cease operations.

These funds may also be used for unanticipated expenses and contingencies including, but not limited to, additional legal fees, accounting and auditing fees, regulatory filing fees and general administrative expenses. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

If after completing the initial publishing development and implementation program, the determination is not to proceed with the program, we will use the funds for future working capital requirements to keep us in good standing with the appropriate regulatory authorities. These costs consist predominately of legal and accounting costs for quarterly and annual reports and transfer agent fees. If it is determined that we should not proceed with the program, we should have adequate capital to acquire one or more interesting publishing prospects. At the present time we do not know of any contingencies that would be likely to cause us to change our use of proceeds.

Pacific will look to its target project to provide any shortfall of funds over the next six months in order to cover any offering costs that exceed our available capital.  This will enable us to proceed with this offering. These funds will be advanced to pay for the estimated offering costs of approximately $23,000. The funds advanced, as needed, would bear interest at commercial bank prime rates and would share in potential profits generated by a successful project but would have no terms of repayment other than that any accumulated investment in a project would be repaid out of the future profits of that project. No commercially exploitable locations have been identified to date and we cannot assure investors that any such locations will be found.

To date no loans have been advanced or committed to Pacific.

Item 5.

 Determination of Offering Price

The offering price of this issue was set by taking into account the resultant number of shares in the “float” and our perceived market capitalization. The “float” is the number of shares available to be traded and our market capitalization is the theoretical total worth of the shares of Pacific if they were all sold at a specific price at the same time. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs.

Item 6.

Dilution

Prior to this offering there were 8,550,000 shares of stock issued and outstanding.  Pacific is offering an additional 2,000,000 shares of stock at $0.10 per share. The Pacific offering is being registered pursuant to this prospectus.

The following table illustrates the difference between the price paid by present shareholders and the price to be paid by subscribers to this offering.

Shareholder Designation	Average price paid	Percentage of consideration (if 50% subscribed)	Percentage of consideration (if 75% subscribed)	Percentage of consideration (if 100% subscribed)
Present shareholders	$0.01	$0.01	$0.01	$0.01
Investors in this offering Net loss:	$0.10	$0.0194 $0.0806	$0.0234 $0.0766	$0.0270 $0.0730

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering. The net tangible value after shares are subscribed for is net of the estimated offering expenses of $23,000.

	Before offering	After 50% of offering	After 75% of offering	After 100% of offering
Net tangible book value per share:	$0.00	$0.0105	$0.01495	$0.01898
Increase in net tangible book value for current investors:	NA	$0.0105	$0.01495	$0.01898
Dilution factor to investors (loss):	NA	$0.0895	$0.08505	$0.08102

The above table indicates that our net tangible book value as of December 31, 2007 was $0.00 (before shares are subscribed for in this offering).

If one half of this offering were subscribed to, you would lose $0.0895 value (89.5%)of the $0.10 (ten cents) you paid per share. If three quarters of this offering were subscribed to, you would lose $0.08505 in value (85.05%) of the $0.10 (ten cents) you paid per share. If all of the offering were completed you would still lose $0.08102 in value (81.02%) per share of the $0.10 (ten cents) you invested.

“Dilution” means the difference between our public offering price of $0.10 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

Item 7.  Selling Security Holders

There are no Selling Security Holders in this Form S-1 filing.

Item 8.

  Plan of Distribution

General

We will attempt to sell a maximum of 2,000,000 shares of our common stock to the public on a “self underwritten” basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $200,000 if all the shares offered are sold. Neither we nor our officer or directors, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of the shares.

The following discussion addresses the material terms of the plan of distribution.

There is currently no market for any of our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be able to readily dispose of any shares purchased in this offering.

Shares will be sold in reliance upon the safe harbor provisions of Rule 3a4-1 under the Exchange Act. Our one officers and directors, Mr. Ronald Mumford will conduct the offering. Although Mr. Ronald Mumford is an associated person as that term is defined in Rule 3a4-1 under the Exchange Act, they will not be deemed to be a broker or dealer in the sale of our securities. More particularly Mr. Ronald Mumford satisfies Rule 3a4-1 of the Exchange Act for the following reasons:

* Mr. Ronald Mumford is not subject to a statutory disqualification as that term is defined in Section 3(a)(39) of the Exchange Act at the time of their participation in the sale of our securities.

* Mr. Ronald Mumford will not be compensated for his participation in the sale of our securities by the payment of commission or other payment based either directly or indirectly on transactions in securities.

* Mr. Ronald Mumford is not an associated person of a broker or dealers at the time of their participation in the sale of our securities.

* Mr. Ronald Mumford meets the conditions of paragraph (a)(4)(iii) of Rule 3a4-1 under the Exchange Act and accordingly they will restrict their participation to the following activities:

a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser;

b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of responses are limited to information contained in a registration statement filed under the Securities Act or other offering document;

c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Ronald Mumford is fully aware of the provisions of Rule 3a4-1 under the Exchange Act and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should either Mr. Ronald Mumford conduct this offering in any way that violates Rule 3a4-1, the transgressor and Pacific could be subjected to enforcement proceedings, fines and sanctions by the Securities and Exchange Commission and by the regulatory authorities of any state or province in which our securities are offered.

William F. Doran, Sr., Attorney at Law, our securities counsel, has opined with respect to our shares of common stock.

Mr. Ronald Mumford and our other director, Mr. Jamie Horner, as well as all current shareholders, may purchase securities in this offering upon the same terms and conditions as public investors without limitation. We have informed both Mr. Ronald Mumford and Mr. Jamie Horner that while they are purchasing the securities, they are required to comply with Regulation M under the Securities Exchange Act of 1934 (as described in more detail below):

They may not engage in any stabilization activity, except as permitted under the Securities Exchange Act of 1934;

They are required to furnish each broker-dealer (who may offer the shares of common stock to be resold by our shareholders) copies of this prospectus; and

They may not bid for or purchase any of our securities or attempt to induce any person to purchase any such securities except as permitted under the Securities Exchange Act of 1934.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security.  Mr. Ronald Mumford and Mr. Jamie Horner, if they purchase securities, will make such purchases in reliance on an exemption pursuant to Regulation M, particularly that of purchases of securities from an issuer or selling security holder in connection with a distribution that is not effected on a securities exchange or through an inter-dealer quotation system or electronic communications network.

Mr. Ronald Mumford intends to deliver copies of the registration statement to close friends, relatives, former investors and business associates with a view to having them subscribe for shares of common stock of the offering. The registration statement will also be shown to other persons that either of our directors may believe to have an interest in investing in Pacific.  Mr. Ronald Mumford will respond to inquiries of potential purchasers who have reviewed the registration statement and have questions regarding the offering. Responses to these inquiries will be limited to the contents of the registration statement. Investors will not be provided with any ancillary information. Mr. Ronald Mumford intends to contact all the investors who received a copy of the registration statement to see if the investor wishes to participate in the offering. The process will continue until we decide to close the offering or cease selling.

The offering will remain open for a period until February 28, 2009, which is approximately 12 months from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling.

Dealer Prospectus Delivery Obligation

Until twelve months from the date of this offering of January 2008, dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Regulation M

During such time as we may be engaged in a distribution of any of the shares we are registering by this registration statement, we are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a “distribution” as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a “distribution participant” as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

A purchaser is purchasing penny stock, which limits the ability to sell the stock. The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document, prepared by the Commission, which:

•

contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•

contains a description of the broker's or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements;

•

contains a brief, clear, narrative description of a dealer market, including “bid” and “ask”  prices for penny stocks and the significance of the spread between the bid and ask price;

•

contains a toll-free telephone number for inquiries on disciplinary actions;

•

defines significant terms in the disclosure document or in the conduct of trading penny stocks; and

•

contains such other information and is in such form (including language, type, size, and format) as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

•

with bid and offer quotations for the penny stock;

•

the compensation of the broker-dealer and its salesperson in the transaction;

•

the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•

monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Pacific is bearing all costs relating to this registration of its shares of common stock.

No public market currently exists for our shares of common stock.  We intend to apply to have our shares quoted by the NASD on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a securities market but should not be confused with the NASDAQ market. OTCBB companies are subject to far less restrictions and regulations than are companies traded on the NASDAQ market. However there is no assurance that we can be quoted on the OTCBB and we cannot assure you that we will ever meet the requirements of the NASD to be quoted on the OTCBB.

Item 9.

  Description of Securities to be Registered.

General

Our authorized capital stock consists of 250,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share. Investors are advised that the Company’s Board of Directors may issue shares of common stock and shares of preferred stock with voting powers, rights and preferences that differ from and ay be superior to those of holders the Company’s currently issued common stock and that current shareholders do not have preemptive rights

Common Stock

As at the date of this prospectus, 8,550,000 shares of common stock are issued and outstanding and held by 5 shareholders.

Holders of our shares of common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our shares of common stock representing a majority of the voting power of our shares of common stock issued and outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares of common stock is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation and By-laws.

Holders of shares of common stock are entitled to share in all dividends that the Board of Directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

The Articles of Incorporation of Pacific authorize the issuance of up to 10,000,000 shares of preferred stock. The Board of Directors is authorized to issue preferred shares from time to time in series and is further authorized to establish such series and to fix and determine the variations in the relative rights and preferences as issued.  No shares of preferred stock have been issued to date.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends. The Washington Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

(i)

we would not be able to pay our debts as they become due in the usual course of business; or

(ii)

our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Warrants

There are no outstanding warrants to purchase our securities.

Options

There are no options to purchase our securities outstanding. We may in the future establish an incentive stock option plan for our directors, employees and consultants.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Item 10. Interests of Names Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the shares of common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect of more than $50,000, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Madsen & Co, CPA’s, Inc., Certified Public Accountants, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The legal opinion is issued by William Doran, Sr., Attorney at Law.

Item 11. Information with Respect to the Registrant

a.

Description of Business

Corporate Overview

The Company was incorporated on December 12, 2006 under the laws of the State of Washington. On December 12, 2006, we appointed Mr. Ronald Mumford as our President and a Director and Mr. Jamie Horner as our Secretary, Treasurer and a Director. Mr. Ronald Mumford was issued 250,000 shares of common stock for the time, effort and expense of organizing Pacific and for $0.001per share ($250).  Mr. Ronald Mumford was issued 5,000,000 shares of common stock exchange for the business model for the Company, valued at the Company’s par value of $0.001 per share ($5,000).  Mr. Jamie Horner was also issued 100,000 shares of common stock at $0.001 per share ($100).  Investors purchased 3,200,000 shares of common stock for $0.025 (2-1/2 cents) per share of common stock to equal $80,000 of working capital invested into the Company.

No further consideration has been paid to either Mr. Ronald Mumford or Mr. Jamie Horner for their efforts in developing Pacific, in taking over active management of our affairs and for the use of their collective experience and management skills for our benefit other than each director has been paid shares of common stock for their services in developing the Company’s business concept to December 31, 2007.  Ronald Mumford received 250,000 shares and Jamie Horner received 100,000 shares of common stock.

Business Overview

Pacific Edge Publishing Inc. acquired the already successful business model of Pacific Edge Publishing, Ltd. of Canada (“PEP”) to deliver a product to the ever-expanding United States market. PEP currently publishes two magazines, both incorporating environmental awareness as part of their mandate. With climate change, habitat degradation and species extinction becoming more widespread and having increasingly critical consequences, people are becoming more interested in knowing what they can do to help solve the problems they may be concerned but don’t know what they can do, or they may be looking for scientifically sound information on which to make lifestyle decisions. Our perception is that the United States market is ready for a non-biased publication aimed to educate people about environmental issues and solutions.  Management believes there is a positive trend being witnessed in the specialty and designated industry publishing business.  These respective trades are experiencing growth and are competing to meet the demands and needs of this growing consumer base. We believe there is also a shift in the reading and educational endeavors of consumers no longer satisfied with generic and over-generalized products; consumers are now looking for more personalized, eclectic and boutique style informational criteria. Pacific does not currently publish any specialty industry publications, has not successfully implemented any commercially exploitable venues to date and has no revenues since inception.

Business Model

PEP’s current publications are available free to targeted readers at strategic locations, and by subscription. Advertising revenue covers the cost of production and profit to the company. Each magazine is marketed to advertisers offering products and services that have relevance to the magazine’s readers, and advertising space is sold only to companies that share the magazine reader’s perceived values. This model has been successful because it builds reader loyalty and readers feel validated in their beliefs when they read the magazine(s).

Based on the successes of large scale business models in the United States, the United Kingdom, the time is opportune for a new style of specialized industry publishing company to emerge in the North America marker; a company that is focused on developing a portfolio consisting of multi-concept environmental and energy saving systems and products and energy saving  “boutique” and “cottage industry” operations - a company that has the appreciation and foresight to tap into available management and concept opportunities within the industry - a company that has synergy in their publishing of energy saving and environmentally friendly products and brands as well as diversity in their portfolio - a company that is focused on the reader’s experience to lifestyle choices and purchases.

Pacific International, Inc. ("Pacific") was incorporated under the laws of Washington on December 12, 2006. . Pacific (also referred to as the "Company") is a private company entering the specialty industry publishing industry. Pacific chose the State of Washington for incorporation as the Company believes that the majority of its business will be conducted in the United States, with launching of its products in the “environmentally friendly” Pacific Northwest.

The Company’s growth strategy is to initiate, develop and implement a number of specialty industry publications in North America. Pacific is led by senior executive officers who have developed an experienced publishing team with extensive experience in the specialty industry publishing business.

During the period from incorporation to the date of this prospectus, we have raised capital of $80,000 through the sale of 3,200,000 shares at a purchase price of $0.025 (2-1/2 cents) of our common stock in order to cover our administrative expenses.

Since we are a start up company, there is no assurance that a commercially viable publication will be developed and implemented.  A great deal of further investigation and analysis will be required before a final evaluation as to the economic feasibility for our future specialty industry publications is determined.

We initiated this project based on our assessment that conditions today present potential investors a unique opportunity to achieve above-average returns by acquiring shares of common stock in an emerging industry, initially based on the need for environmentalist to communicate with others in the same industry and mindset.   In the past two to three years, we have witnessed a noticeable shift from post 9/11 slumps and years of extremely poor performance in the publishing industry to a desire to subscribe to lifestyle and select industry publications.

The Company believes that the North American economy is strengthening, consumer confidence rebounding and demand for energy efficient and a safe environment is on the rise. Combined with the fact that the specific industry publications are popular in North America, we anticipate compelling growth and market demand for our services and business model over the next several years and well into the next decade.

Operation, Distribution and Possible “C02 Credits”

We would like to establish the industry publications as a “C02 credit” publications for distributors.  A “C02 credit” is a United States Government incentive program that allows companies producing high emissions of C02 to offset those C02 emissions by investing or supporting environmental alternative programs to achieve “carbon neutral” status.  For example, the C02 emissions caused by the publication of the Issuer’s product may be offset by offering public education on environmentally friendly products and environmentally friendly systems.  Distribution of environmental educational information by airline and public transportation companies may allow them to qualify for “green” credits from several governmental programs.

It is our submission that PEP has been in business for 17 years and publishes two successful magazines, (1) Canadian Teacher Magazine – quarterly and (2) Wave Length, a quarterly outdoors publication. We are poised to take the PEP business model and build a company in the United States with the same principals and dedication to truthful and conscientious publications.  There is an opportunity in the North American market for specialty publications, especially in the energy and environmental segments.  Our intention is to take advantage of this business model in the North American marketplace and to become innovators in the setting of new standards.

Compliance with Government Regulation

Pacific is not aware of any governmental regulations with respect to the intended publications other than the acquisition of various state and local business licenses.  The publishing business is dependent on the provisions afforded in the First Amendment of the United States Constitution and its right to all “free speech” rights and authorities.  The only governmental program that Pacific intends to participate is the “C02 credit” initiatives that were described above.

Competitive Conditions

Competition to a large degree depends on subject matter, publication content and distribution methods. We recognize how intense the competition can be in vying for the public's specialty publication dollars. As such, we will endeavor to monitor the workings of our identified competitors both directly and indirectly.  Additionally, we recognize that Pacific is subject to competition by many well-financed and established publishing companies, with national and international reputations and well-established distribution channels.

Significant Employees

In the initial phases of implementing the Pacific business plan, there are no significant employees now or anticipated in the near future.  The Company’s officers and directors are responsible for all of the Company’s day to day operations and business planning.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

b.

Description of Property

Pacific does not currently own or lease any properties.

Pacific currently shares its executive offices with one of our proposed associates, who provides us with a mailing address, office space for the storage and maintenance of corporate records.  Until this offering is completed and the 2,000,000 shares of common stock are sold, the Company does not pay for these services.  Once the Company has raised a minimum of $100,000 by way of the sale of 50% of the shares of common stock offered, the Company will then pay $500 per month for these executive office services.

c.

Legal Proceedings

We are not aware of any legal proceedings that have been or are currently being undertaken for or against Pacific, nor are we aware of any contemplated legal proceedings for or against Pacific.

d.

Where common equity securities are being offered, the market price of and dividends on the Registrant’s common equity and related stockholder matters.

There is no Public Market for our Common Stock

The Company’s equity securities are being offered in the United States of America, at the market price of $0.10 per share.  The Company is a development stage company, without income or dividends.

There is presently no public market for our common stock. We anticipate applying to the NASD for the quotation of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Holders of Our Common Stock

As of the date of this registration statement, we had 5 registered shareholders.

Rule 144 Shares

A total of 8,555,000 shares of our common stock will be available for resale to the public after the following dates:

5,000,000	x 1% = 50,000 on January 15, 2008
250,000	x 1% = 2,500 on January 15, 2008
100,000	x 1% = 1,000 on January 15, 2008
200,000	x 1% = 2,000 on January 15, 2008
1,800,000	x 1% = 18,000 on June 30, 2008
1,200,000	x 1% = 12,000 on September 30, 2008

in accordance with the volume and trading limitations of Rule 144 of the Securities Act of 1933, as amended. We are using the 1% rule as there is no way to determine the trading volume as a calculation. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.  1% of the number of shares of the company's common stock then  outstanding which, in our case, will equal approximately 105,500 shares of common stock as of the date of this prospectus (1% of the 10,550,000 shares common stock assuming the offer is 100% sold); or

2.  the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on  Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about our company.

Under Rule 144(k), a person who is not one of our company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 8,550,000 shares that may be sold pursuant to Rule 144 after the Company has its Form S-1 Registration Statement and the 8,550,000 shares that may be sold pursuant to Rule 144 pursuant to the above dates.   These persons would, however, be subject to the volume limitations discussed above and would not become eligible to use Rule 144(k) until at least three months after resigning as an officer and director, where applicable, and then only if they retained less than 4.9% of the aggregate amount of common shares then outstanding.

Registration Rights

Not applicable

Dividends

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

e.

Financial Statements

AUDITED FINANCIAL STATEMENTS

TO DECEMBER 31, 2007

MADSEN & ASSOCIATES, CPA=s INC.	684 East Vine St, # 3
Certified Public Accountants and Business Consultants	Murray, Utah 84107
Telephone 801-268-2632
Fax 801-262-3978

Board of Directors

Pacific Edge Publishing, Inc.

Bellevue, Washington

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have audited the accompanying  balance  sheet of  Pacific Edge Publishing, Inc.  (development  stage company) at December 31, 2007  and the  statements of operations, stockholders' equity, and cash flows for the year ended December 31, 2007 and for the  period December 12, 2006 (date of inception)  to December 31, 2006 and for the period December 12, 2006 to December 31, 2007.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the   financial statements referred to above present fairly, in all material respects, the financial position of  Pacific Edge Publishing,  Inc. at December 31, 2007  and the  results of  operations, and  cash flows   for the year ended December 31, 2007 and for the  period December 12, 2006 (date of  inception)  to December 31, 2006 and for the period December 12, 2006 to December 31, 2007,  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company   will need additional  working capital  for its planned activity and to service its debt, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in the notes to the financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Salt Lake City, Utah

February 26, 2008

                                                                     /s/ Madsen & Associates, CPA=s Inc.

PACIFIC  EDGE  PUBLISHING,  INC.

( Development Stage Company )

BALANCE SHEET

December  31, 2007

_____________________________________________________________________

ASSETS
CURRENT ASSETS

Cash	$313

Total Current Assets	$313

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES

Accounts payable	$-

Total Current Liabilities	-
STOCKHOLDERS' EQUITY

Preferred stock
10,000,000 shares authorized at $.001 par value;
none issued	-
Common stock
250,000,000 shares authorized at $.001 par value;
8,550,000 shares issued and outstanding	8,550
Capital in excess of par value	76,800
Accumulated deficit during development stage	(85,037)

Total Stockholders' Equity	$313

The accompanying notes are an integral part of these financial statements

PACIFIC  EDGE  PUBLISHING,  INC.

( Development Stage Company )

STATEMENT OF OPERATIONS

For the Year Ended December 31, 2007 and the Period

December 12, 2006 (date of inception) to December 31, 2006

and the period December 12, 2006 to December 31, 2007

_____________________________________________________________________

			Inception
	Dec 31,	Dec 31,	to Dec 31,
	2007	2006	2007

REVENUES	$-	$-	$-

EXPENSES

Administrative	85,037	-	85,037

NET LOSS	$(85,037)	$-	$(85,037)

NET LOSS PER COMMON SHARE

Basic and diluted	$(.01)	$-

AVERAGE OUTSTANDING SHARES

Basic (stated in 1000's)	7,130	-

The accompanying notes are an integral part of these financial statements

PACIFIC  EDGE  PUBLISHING,  INC.

( Development Stage Company )

STATEMENT OF CHANGES  IN STOCKHOLDERS' EQUITY

For the Period December 12, 2006 (date of inception) to December 31, 2007

_____________________________________________________________________

			Capital in
	Common Stock		Excess of	Accumulated
	Shares	Amount	Par Value	Deficit

Balance December 12, 2006	-	$-	$-	$-

Issuance of common shares for services -
founders - January 2007	5,350,000	5,350	-	-

Issuance of common shares for cash -
February 2007 to September 2007	3,200,000	3,200	76,800	-

Net operating loss for the year ended
December 31, 2007	-	-	-	(85,037)

Balance December 31, 2007	8,550,000	$8,550	$76,800	$(85,037)

The accompanying notes are an integral part of these financial statements.

PACIFIC  EDGE  PUBLISHING,  INC.

( Development Stage Company )

STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2007 and the Period

December 12, 2006 (date of inception) to December 31, 2006

and the period December 12, 2006 to December 31, 2007

_____________________________________________________________________

			Inception
	Dec 31,	Dec 31,	to Dec 31,
	2007	2006	2007

CASH FLOWS FROM
OPERATING ACTIVITIES

Net loss	$(85,037)	$-	$(85,037)
Adjustments to reconcile net loss to
net cash provided by operating activities

Issuance of common stock for expenses	5,350	-	5,350

Net Cash Flows Used in Operations	(79,687)	-	(79,687)

CASH FLOWS FROM INVESTING
ACTIVITIES	-	-	-

CASH FLOWS FROM FINANCING
ACTIVITIES

Proceeds from issuance of common	80,000	-	80,000

Net Change in Cash	313	-	313
Cash at Beginning of Period	-	-	-

Cash at End of Period	$313	$-	$313

The accompanying notes are an integral part of these financial statements.

PACIFIC  EDGE  PUBLISHING,  INC.

( Development Stage Company )

NOTES TO FINANCIAL STATEMENTS

December 31, 2007

_____________________________________________________________________

1.

ORGANIZATION

The Company was incorporated under the laws of the state of Washington on December 12, 2006 with authorized common stock of 250,000,000 shares with a par value of $.001 and preferred stock of 10,000,000 shares with a par value of $.001. The terms of the preferred shares have not been determined.

The Company was organized for the purpose of the development of a magazine publication  to develop  environmental awareness with a  focus on climate change, habitat degradation, and species extinction.

The Company has no operations and is a development stage company.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Methods

The Company recognizes income and expenses based on the accrual method of accounting.

Dividend Policy

The Company has not yet adopted a policy regarding payment of dividends.

Income Taxes

The Company utilizes the liability method of accounting for income taxes.  Under the liability method deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to reverse.  An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

On December 31, 2007, the Company  had a  net operating loss available for carryforward of  $ 85,037. The income tax benefit of approximately $ 26,000 from the carryforward  has been fully offset by a valuation reserve because the use of the future tax benefit is doubtful since the Company has not started  any operations.  The net operating loss will expire in  2028.

Revenue Recognition

Revenue will be recognized upon the completion of a sale and  shipment of the product.

Advertising and Market Development

The company will expense advertising and market development costs as incurred.

PACIFIC  EDGE  PUBLISHING,  INC.

( Development  Stage Company )

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2007

_____________________________________________________________________

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

Financial Instruments

The carrying amounts of financial instruments  are considered by management to be their estimated fair values due to their short term maturities.

Basic and Diluted Net Income (Loss) Per Share

Basic net income (loss) per share amounts are computed based on the weighted average number of shares actually outstanding. Diluted net income (loss) per share amounts are computed using the weighted average number of common shares and common equivalent shares outstanding as if shares had been issued on the exercise of  any common share rights unless the  exercise becomes antidilutive and then only the basic per share amounts are shown in the report.

Financial and Concentrations Risk

The Company does not have any concentration or related financial credit risk.

Estimates and Assumptions

Management uses estimates and assumptions in preparing financial statements in accordance with accounting principles generally accepted in the United States of America.  Those estimates and assumptions affect the reported amounts of the assets  and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses.  Actual results could vary from the estimates that were assumed in preparing these financial statements.

Recent Accounting Pronouncements

The Company does not expect that the adoption of other recent accounting pronouncements will have a material impact on its  financial statements.

3.  SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

Officer-directors have acquired 63 % of the outstanding common stock of the Company.

4. CAPITAL STOCK

During the year ended December 2007  the Company issued 3,200,000 private placement common shares for cash of $ 80,000   and 5,350,000 private placement shares for services.

PACIFIC  EDGE  PUBLISHING,  INC.

( Development  Stage Company )

NOTES TO FINANCIAL STATEMENTS (Continued)

December 31, 2007

_____________________________________________________________________

5.  GOING CONCERN

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company  does not have sufficient working capital  for its planned activity, and to service its debt, which raises substantial doubt about its ability to continue as a going concern.

Continuation of the Company as a going concern is dependent upon obtaining additional working capital and the management of the Company has developed a strategy, which it believes will    accomplish this objective through short term loans from an officer-director, and additional equity investment, which will enable the Company to continue operations for the coming year.

f.

 Selected Financial Data

There is no other Selected Financial Data.

g.

Supplementary Financial Information

There is no other Supplemental Financial Information

h.

Management’s Discussion and Analysis of Financial Condition and Results of

Our plan of operations for the twelve months following the date of this registration statement is to complete the following objectives within the time periods specified, subject to our obtaining the funding necessary for the continued development of the business.

Implementation of Business Plan:  Milestones

Pacific’s current business plan involves finalizing development of its business concepts and services and then selling them to targeted markets. Pacific intends to grow initially by providing its concept and publishing concepts to existing energy and environmental corporations to preview its new products and their on-going research and public interest programs.  At this time, there are no specific dates by which the Company intends to accomplish these milestones.  If Pacific is able to secure funds, it anticipates completing Milestone 1 within thirty days ("Month 1") of the receipt of the funds.

Pacific plans to implement its business plan by meeting  the  following  milestones:

Milestone 1: Establish a corporate presence. Pacific has formed a corporation, raised $80,000, prepared its business plan and hired outside consultants to assist in drafting and filing its Form S-1. The cost of reaching the filed Form S-1 stage is estimated to be $80,000. Milestone 1 is expected to be completed within one month of effective date of this filing  and the funding of at least 50% of the offering proceeds of $100,000. (Month 1).

Milestone 2: Establish an office. Pacific will need an office from which to conduct its business.  This will include equipment such as computers, facsimile machines and  telephones,  and  other office supplies. Pacific has arranged to share suitable office space and services located at 16335 S. Buckner Creek Road, Molino, Oregon 97042.  Milestone 2 includes the preparation of presentation materials, development of website materials and the commencement of due diligence on potential customers for its services. The expense of office rental and related equipment is estimated to be $12,000 per year, after initial start up costs estimated to be $15,000. Once Milestone 1 is completed, the Company intends to launch Milestone 2, based on availability of funds, within two months ("Month 3").

Milestone 3: Due diligence on target specialty industry projected publications, which is the energy and environmental industries. Pacific will contact its various potential target markets and sell its services to obtain a short term (three months) sample publishing commitment.  During this period, Pacific will analyze the business it is in, further develop its systems and enhance its reputation. The contract is likely to provide information that will help determine the marketing approach and acceptability of the Pacific services and publications.

Milestone 4: Complete the implementation of the first publications. The first energy and environmental publication is expected to provide information and product advertising to the energy and environmentally interested consumer.  Some of the findings could cause higher costs or longer completion times for this milestone including, but not limited to, possible changes in the requirements of the market. Depending on the specific demands of the market, Pacific expects to require $20,000 for expenses in implementing its first publication in addition to costs estimated at $5,000 per month in salary for one person to search out specialty industry publishing targets. Pacific expects Milestone 4 to be completed within two months. Once Milestone 3 is completed, Pacific intends to launch Milestone 4  within one month ("Month 5"), assuming the availability of further  funds.

Milestone 5: Achieve positive cash flow. It is difficult to quantify how long it will take to convert a new publication into actual bottom line profit. Pacific will not begin receiving income until  it  is able to develop and implement a specialty industry publication.  It may take several months before prospective customers agree to subscribe to and to advertise in a Pacific publication. Once Milestone 4 is completed, the Company intends to launch Milestone 5, based on availability of funds, within one month ("Month 8").

We anticipate that additional funding will be in the form of equity financing from the sale of our shares of common stock. However, we cannot provide investors with any assurance that we will be able to realize sufficient funding from the sale of our shares of common stock to fund additional operations. We believe that debt financing will be an alternative for funding additional ventures.  We do not have any arrangements in place for any future equity or debt financing.

Currently, Mr. Mumford devotes approximately ten hours per week and Mr. Horner devotes approximately five hours a week on our business. Both of our officers and directors have indicated that they will expand the time spent on our business if and when the demand presents itself.

Results of Operations

We have had no operating revenues since our inception on December 12, 2006 through to December 31, 2007. Our activities have been financed from the proceeds of share subscriptions. From our inception to December 31, 2007, we have raised a total of $80,000 from private offerings of our securities.

For the period from inception on December 12, 2006 to December 31, 2007 we incurred operating costs of $93,437.  These operating costs included administration expenses and services in developing the business concept of the Company.

Liquidity and Capital resources

At December 31, 2007, we had cash on hand of $313.  The corporation did not have any liabilities as of December 31, 2007 and of this date.

We have funded our business to date from sales of our shares of common stock. Gross proceeds from the sale of our shares of common stock during the period from inception on December 12, 2006 through to December 31, 2007 totaled $80,000.  Cash or cash equivalent used in operating activities was $93,437 resulting in the net loss during the period of inception to December 31, 2007.  The Company further recorded by $-0- in current liabilities.

There are no assurances that we will be able to achieve further sales of our shares of common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our development of the business concept and our venture will fail.

The Company will require approximately $100,000 to complete Milestones 1 through 4 of its business plan. A minimum of $100,000 is required to complete Milestones 1 and 2 in order for the Company to search out and begin its due diligence on potential customers. Should the Company not raise these funds or obtain sufficient financing to complete a minimum of Milestones 1 and 2 of its business plan, its business plan will fail.

In the next 12 months, we have no commitments for further expenditures, other than a commitment to pay $1,000 per month for office services and business support in the event that this Form S-1 Registration Statement becomes effective.

i.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.

There are no change in and disagreements with accountants on accounting and financial disclosure.

j.

Quantitative and Qualitative Disclosure about Market Risk.

See Risks Related to the Offering, Page 14.

k.

Directors and Executive Officers.

Name of Director	Age	Office Held
Ronald Mumford	58	President, Chief Executive Officer, Director
Jamie Horner	34	Chief Financial Officer, Sec/Treas, Director

The following describes the business experience of our directors and executive officers, including other directorships held in reporting companies:

Ronald Mumford, age 58, President and Chief Executive Officer and Director

Mr. Ronald Mumford is a graduate of the University of Victoria, Victoria, British Columbia, Canada (1988), with a Teacher’s Certification and Fine Arts Diploma in 2 and 3 dimensional designer.  Mr. Ronald Mumford is a qualified teacher, graphic designer and educational writer and developer.  Mr. Mumford is the founder and president of Pacific Edge Publishing, Ltd (not the Issuer) which provided the business model for the Issuer.  Mr. Mumford is responsible for the creation, marketing and distribution of over 100 educational titles and 3 magazines for the public and private sector in North America.  Mr. Mumford has successfully managed the business model, Pacific Edge Publishing Ltd, a graphic design and publishing house located in Gabriola, British Columbia, Canada for over 30 years.

EMPLOYMENT

Teacher in Nanaimo School District

1978-1988

President – Pacific Edge Publishing, Ltd., Gabriola, British Columbia, Canada

1988-2007

EDUCATION

B.A. Fine Arts – University of Victoria, Victoria, British Columbia, Canada1978

PROFILE

Proficient manager and responsible for the creation of Pacific Edge Publishing, Ltd., Gabriola, British Columbia, Canada, with more than thirty years experience in the development of over 100 educational and trade title and 3 magazines.  Mr. Mumford acts as sales and marketing manager, accountant and distributor.

AREAS OF EXPERTISE

Project Management      Corporate Design

Product Branding          Strategic Planning

Team Development       Presentations

Graphic Design                Sales and Marketing

Jamie Horner, Age 34 -Chief Financial Officer, Sec/Treas. and Director

AREAS OF EXPERTISE

▪

Project Management

▪

Strategic Planning

▪

Regulatory Compliance

▪

Conceptual Collaboration

▪

System and Policy Development

▪

Analysis and Critical Thinking

▪

Team Development

▪

Stakeholder Relations

▪

Presentations

EMPLOYMENT

Compliance &                  1999 – 2006

Development Consulting

Blackmagic Design

Digital Designer               2000 – 2004

Convedia Corporation

Lead Project Engineer    1998 – 2000

Alpha Technologies

Electronics Engineer      1994 – 1998

Swichtec Power Systems

EDUCATION

Bachelors Degree in Electrical & Electronics Engineering

(1st Class Honors)

University of Canterbury, NZ              1995

REFERENCES

Victor Goncalves

Director of Engineering

Alpha Technologies

vgoncalves@alpha.ca

Phone: 604-430-1476

Paul Russell

Team Leader

Radisys Corporation

paul.russell@radisys.com
Phone:  604-918-6300

Rasvan Mihai

Senior Engineer
Cellex Power Products, Inc.

rmihai@cellexpower.com

Phone: (604) 270-4300

PROFILE

Seasoned Manager with more than 10 years experience in project management, manufacturing, and technical design. Skilled at synthesizing complex ideas, strategic thinking, trouble shooting, and creative solutions. Respected by peers for honesty, integrity, and critical thinking ability. Expertise in Power Electronics, High speed Digital Hardware, Mobile Devices, Prototyping, Electronics Manufacturing, and Mechanical Design

SELECTED ACHIEVEMENTS

Analyzed Network Equipment Building System (NEBS) specifications for certification of Convedia, a global leader in the Telecom industry. Reviewed requirement documents and determined applicable sections. Identified areas to be improved to gain full compliance and made recommendations. Results: Identified critical path and timeline for implementation which conserved resources and focused future strategy.

Designed and implemented a centralized database to coordinate Engineering design development. Analyzed existing processes between Marketing, Management and Engineering. Developed new methodology for documentation and sharing of critical information. Integrated documentation and design systems with automatic updating features. Results: Saved hundreds of man hours that would have been spent cross-checking documentation with design data. Concurrent ability of multiple users to access and change data with active dispute resolution. Solution provided at no additional cost through customization of existing software.

Managed design and development of a media server for a Global Telecom Equipment Supplier. Created and implemented an aggressive time-to-market strategy. Managed urgent and complex schedule of prototyping and manufacturing. Results: Time to market and creative design were critical to making this a market leader.

Presented seminar on Europe and North America Electronics certification requirements to senior management from marketing, product management, engineering, and sales. Explained the advantages, risks, timelines, and costs of each department and how to implement. Results: Management gained clear understanding of collective responsibilities and implementation strategy. In bringing together team as a group, each department recognized their role in the global process.

Led project team designing the Novus2000 product line for Alpha Technologies. Developed technical areas and motivated the project team, including electronics, mechanical design, software implementation, and technical laboratory staff. Balanced critical path work loads and supported each department with technical expertise and development to meet deadlines. Results: Team performance exceeded all expectations in spite of long hours, technology challenges and aggressive time line. All milestones and deadlines were met.

Managed the design process of an innovative new product. Created the initial plan.  Managed round table collaboration of several departments with different agendas. Analyzed and amalgamated necessary changes and received buy-in from individual departments. Brought group back together and received almost immediate sign off.

Results: Achieved superior, innovative design in half the time that met all product requirements and satisfied individual department agendas.

Developed a strategy for the continued cost effective operation of a multi product assembly line. Reviewed existing design and made recommendations for improvement. Implemented new technology. Results: Unit assembly time dropped from 3.5 hours to 0.5 hours. Increased production by 25% while maintaining fixed costs. Reduced unit cost by 20% of the total previous costs.

Coordinated Stakeholder Relations for a multi company partnership attempting to gain access to a major South American market. Assessed impact of design and manufacturing issues for each stakeholder and prepared and distributed information and updates. Results: Stakeholders informed in a timely and effective manner, with concise and accurate information allowing a successful multi-million dollar contract to be obtained from a monopoly market.

Term of Office – 2 years commencing December 12, 2007 and concluding on December 31, 2009.

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Management’s Potential Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities. .

l.

Executive Compensation

Equity Compensation Plan Information

At the present time, there is no Executive Equity Compensation plan

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us from the date of our inception on December 12, 2006 until December 31, 2007.

		Annual Compensation			Long Term Compensation
					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen- sation ($)	Restricted Stock Awards ($)	Securities Underlying Options/SARS (#)	LTIP payouts ($)	All Other Compen- sation ($)
Ronald Mumford, President (1)	2007	Nil	Nil	Nil	250,000	Nil	Nil
Secretary/Treasurer (2)	2007	Nil	Nil	Nil	100,000	Nil	Nil

(1)Appointed President on December 12, 2006

(2)Appointed Secretary/Treasurer on December 12, 2006

We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

We have not granted any stock options to any parties, inclusive of the executive officers, since incorporation on December 12, 2006.

Employment Agreements

We do not have an employment or consultant agreement with either Mr. Ronald Mumford, our President, nor Mr. Jamie Horner, our Secretary/Treasurer, nor any other persons related to or employed by the Pacific. We do not pay any salary to either officer/director.

m.

Security Ownership of Certain Beneficial Owners and Management

The following table provides the names and addresses of each person known to us to beneficially own more than 5% of our outstanding common stock as of December 31, 2007 and by the officers and directors, individually and as a group.  Except as otherwise indicated, all shares are owned directly.

Title of class	Name and address of beneficial owner	Amount & Percentage of Beneficial Owner
Common Stock (Management And Related Party)	Ronald Mumford & Pacific Edge Publishing, Ltd. (Mumford is sole shareholder of Pacific Edge Publishing, Ltd.) 1773 El Verano Drive. Gabriola, BC, Canada V0R 1X6	5,250,000 61.4%
Common Stock	Jamie Horner 505-655 Moberly Road Vancouver, BC, Canada V5Z 4B2	100,000 1.16%
Common Stock (Investors)	Mach I Capital Corporation 1773 El Verano Drive Gabriola, BC, Canada Victor Bolton 2149 Cascade Street, #106A Hood River, Oregon 97031	1,400,000 16.4% 1,800,000 21.05%

A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof.  The percent of class is based on 8,550,000 shares of common stock issued and outstanding as of the date of this prospectus.

n.

Transactions with Related Persons, Promoters and Certain Control Persons.

There are no promoters of the Company and the Control Persons are so noted in Item 11-m.

Mr. Ronald Mumford and Mr. Jamie Horner are our officers and directors.  Mr. Ronald Mumford is President and Director of the Company and also President and Director of the Company’s largest shareholder, Pacific Edge Publishing, Ltd., a British Columbia corporation, that provided the business model.

Mr. Ronald Mumford has acquired 5,000,000 shares of our common stock on January 15, 2007 at a price of $0.001 per share in exchange for the Pacific business model and 250,000 shares of common stock on January 15, 2007 for his services as officer, director and founder of the Company.

Mr. Jamie Horner acquired his 100,000 shares of our common stock on January 15, 2007, at a price of $0.001 per share in exchange for officer and director’s services.

Item 11-A. Material Changes.

There are no material changes in the Company.

Item 12. Incorporation of Certain Information by Reference.

The Company has never filed any reports with the Securities and Exchange Commission.

Available Information

We have filed a registration statement on Form S-1 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement and does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the Company and are not necessarily complete. We refer you to our registration statement and each exhibit attached to it for a more complete description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. The Company electronically files with the Securities and Exchange Commission (SEC) this prospectus and registration statement. The SEC maintains an internet site (http://www.sec.gov) that contains reports and other information regarding issuers that do file electronically. You may inspect the registration statement and exhibits and schedules filed with the Securities and Exchange Commission at the Commission's internet site.

We are not currently subject to the Securities Exchange Act of 1934 and currently are not required to, and do not, deliver annual, quarterly or special reports to shareholders. We will not deliver such reports to our shareholders until after, and if, this offering is declared effective by the SEC. Once such effectiveness is granted, if ever, we will deliver annual reports to securities holders containing audited financial statements as well as complying with other SEC and state filing requirements.

Dealer Prospectus Delivery Obligation

Until 12 months from the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Item 12A. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

Our directors and officers are indemnified as provided by the Washington Statutes and our Bylaws.  The Washington Statutes permits a Washington corporation to indemnify a present or former director or officer of the corporation (and certain other persons serving at the request of the corporation in related capacities) for liabilities, including legal expenses, arising by reason of service in such capacity if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and in any criminal proceeding if such person had no reasonable cause to believe his conduct was unlawful. However, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such director or officer shall have been adjudged liable, except in certain limited circumstances. Our Articles of Incorporation provide that we shall indemnify directors and executive officers to the fullest extent now or hereafter permitted by the Washington Statutes. The indemnification provided by the Washington Statutes and our Articles of Incorporation is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.

We may also purchase and maintain insurance for the benefit of any director or officer that may cover claims for which we could not indemnify such person.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court’s decision.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The estimated costs of this offering are as follows:
Securities and Exchange Commission registration fee	$7.86
Accounting fees and expenses	7,000.00
Legal fees and expenses	11,992.14
EDGAR filing fees, printing	4,000.00
Total	$23,000.00

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the purchasing shareholders. The purchasing shareholders, however, will pay any other expenses incurred in buying or selling their common stock, including any brokerage commissions or costs of purchase or sale.

Item 14.   Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the laws of the State of Washington and our bylaws.  Director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

1. a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2. violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3. a transaction from which the director derived an improper personal profit; and

4. willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Washington law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.  such indemnification is expressly required to be made by law;

2.  the proceeding was authorized by our Board of Directors;

3.  such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Washington law; or

4.  such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination  is made  demonstrate clearly and convincingly that such  person acted  in bad faith or in a manner that such person did  not believe to be in or not opposed to our best interests.

Item 15.  Recent Sales Of Unregistered Securities.

1.

January 15, 2007 - 5,000,000 shares of common stock were issued to Pacific Edge Publishing, Ltd. for their business model. These 5,000,000 shares of common stock were valued at the Issuer’s par value of $0.001 and reflected as $5,000 on the Issuer’s financial statements.

2.

January 15, 2007 - 250,000 shares of common stock issued in exchange for officer and director services for the Issuer’s President, Ronald Mumford.  These shares of common stock were valued at the Issuer’s par value of $0.001

3.

January 15, 2007 – 100,000 shares of common stock issued in exchange for officer and director’s services for the Issuer’s Secretary and Director, Jamie Horner. These shares of common stock were valued at the Issuer’s par value of $0.001

4.

January 15, 2007 – 200,000 shares of common stock were issued to Mach I Capital Corporation in exchange for $5,000 in working capital.  These shares of common stock were purchased for $0.025 (2-1/2 cents) per share.

5.

July 15, 2007 – 1,800,000 shares of common stock were issued to Victor Bolton in exchange for $45,000 in working capital.  These shares of common stock were purchased for $0.025 (2-1/2 cents) per share.

6.

October 5, 2007 – 1,200,000 shares of common stock were issued to Mach I Capital Corporation in exchange for $30,000 in working capital.  These shares of common stock were purchased for $0.025 (2-1/2 cents) per share.

 All purchasers represented their intention to acquire the securities for investment only and not with a view toward distribution.

Appropriate legends will be affixed to the stock certificates issued, where applicable.  All investors were given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved.

These transactions were exempt from registration pursuant to Section 4(2) of the Securities Act because the transactions by the issuer did not involve a public offering, the recipients had sufficient knowledge and experience in financial and business matters and were able to evaluate the merits and risks of an investment in the issuer, they had access to the type of information normally provided in a prospectus and the transaction was non-recurring and privately negotiated.

Item 16.  Exhibits

EXHIBIT NUMBER	DESCRIPTION
3.1	Articles of Incorporation
3.2	By-Laws
5.1	Opinion of Legal Counsel, William Doran, Sr., Attorney at Law
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Counsel

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

1.  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(a) include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(b) reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(c) include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the Offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Molino, Oregon on February 26, 2008

Pacific Edge Publishing, Inc.

By:  /S/  Ronald Mumford

        Ronald Mumford, President, Chief Executive Officer

        Pacific Edge Publishing, Inc.

By: /S/ Jamie Horner

        Jamie Horner, Chief Financial Officer, Secretary and Treasurer

        Pacific Edge Publishing, Inc.

II-4